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                                                                    EXHIBIT 99.1

NEWS BULLETIN
FROM:

[DT INDUSTRIES LOGO]                                       907 West Fifth Street
                                                               Dayton, OH  45407

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FOR FURTHER INFORMATION:
AT THE COMPANY:                             AT FRB/WEBER SHANDWICK
JOHN M. CASPER                              LISA FORTUNA
CHIEF FINANCIAL OFFICER                     lfortuna@webershandwick.com
(937) 586-5600                              (312) 266-7800

FOR IMMEDIATE RELEASE
WEDNESDAY, MAY 8, 2002

       DT INDUSTRIES ANNOUNCES AGREEMENTS-IN-PRINCIPLE FOR MAJOR FINANCIAL RECAPITALIZATION TRANSACTION, INCLUDING TWO-YEAR EXTENSION OF ITS
                             SENIOR CREDIT FACILITY

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DAYTON, OH, MAY 8, 2002 - DT INDUSTRIES, INC. (NASDAQ: DTII), an
engineering-driven designer, manufacturer and integrator of automation systems and related equipment used to manufacture, assemble, test or package industrial and consumer products, today announced that it has reached agreements-in-principle to effect a major financial recapitalization transaction. The financial recapitalization will strengthen the Company's balance sheet by adding approximately $63.7 million to stockholder's equity and reducing indebtedness by approximately $66.4 million. Upon completion of the financial recapitalization transaction, the Company will:

     o extend the maturity date of its senior credit facility from July 2, 2002 to July 2, 2004 and repay approximately $16.3 million of outstanding indebtedness under the facility and concurrently reduce the lenders' commitments by approximately $12.0 million;

     o sell 7.0 million shares of its common stock in a private placement to several current stockholders at a purchase price of $3.20 per share, for an increase in capital of $22.4 million, less expenses and taxes;

     o reduce the outstanding 7.16% Convertible Preferred Securities of DT Capital Trust (and the related junior subordinated debentures of the Company held by the Trust) (the "TIDES") by approximately $50.1 million through an exchange of half of the outstanding amount, plus all accrued and unpaid interest through March 31, 2002, for 6,260,658 shares of the Company's common stock at an exchange price of $8.00 per share; and


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DT INDUSTRIES, INC.
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     o    amend the terms of the remaining $35.0 million of TIDES by reducing their conversion price from $38.75 to $14.00 per share, shortening their maturity from May 31, 2012 to May 31, 2008 and providing that interest does not accrue during the period from March 31, 2002 until July 2, 2004.

All parties to the recapitalization agreements have approved them and the Company expects the agreements to be fully-executed in the next few days.

Jack Casper, Senior Vice President and Chief Financial Officer, said, "We believe the financial recapitalization will help the Company reach its previously stated goals - matching the business risks of a cyclical business with its financial risks by reducing the Company's debt to equity ratio below
0.75 to 1 and providing the necessary working capital to support the Company's forward business plan." Casper further stated that he expects the recapitalization agreements to be executed in the next few days and expects the financial recapitalization transaction to close in June 2002. Appendix 1 contains a table showing the pro forma impact of the financial recapitalization on the Company's capital structure.

Steve Perkins, President and Chief Executive Officer said, "The Company appreciates the confidence that our stockholders, TIDES holders and lenders have placed in DTI's turnaround plan. Management confidently believes that, with a delevered balance sheet and our excellent employees, DTI will be positioned to achieve improved operating results as the economy rebounds."

The financial recapitalization transaction will be subject to customary closing conditions, as well as the approval by the Company's stockholders of the issuance of an aggregate of 13,260,658 shares of common stock in the private placement and TIDES restructuring. The securities offered in the financial recapitalization have not been and, except pursuant to resale registration rights granted to the holders of the securities, will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company intends to file with the SEC and mail to its stockholders a proxy statement on Schedule 14A with respect to its special meeting of stockholders in connection with the proposed issuance of common stock in the private placement and TIDES restructuring. The Company's stockholders are urged to read the proxy statement when it is available, and any other relevant documents filed by the Company with the SEC, because they will contain important information about the Company and the proposed transactions. After they have been filed, you may obtain these documents free of charge at the web site maintained by the SEC at http://www.sec.gov. In addition, you may obtain these documents free of charge by making your request to the Company's General Counsel, Dennis Dockins, at 907 West Fifth Street, Dayton Ohio 45407, telephone number: 937/586-5600.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the issuance of common stock in the private placement and the TIDES restructuring. Information regarding the Company's directors and executive officers is included in the Company's proxy statement for its 2001 Annual Meeting, which was filed with the SEC on October 4, 2001. More recent


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information regarding the beneficial ownership interests in Company common stock of the Company's directors and executive officers and information regarding the Company will be included in the proxy statement regarding the proposed issuance of common stock in the private placement and the TIDES restructuring to be filed with the SEC.

Certain information contained in this press release includes forward-looking statements. These statements comprising all statements herein which are not historical are based upon information currently available to the Company regarding the Company's expectations about its future results, performance, liquidity, financial condition, prospects and opportunities, and the Company's ability to execute the financial recapitalization agreements and consummate the financial recapitalization transaction on a timely basis. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. References to the words "believe", "expect", "anticipate", "should", "achieve", "to support", and similar expressions used herein indicate such forward-looking statements. The Company's actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in or implied by any forward-looking statements as a result of various factors, including economic downturns in industries or markets served, delays or cancellations of customer orders, delays in shipping dates of products, significant cost overruns on projects, excess product warranty expenses, collectability of past due customer receivables, significant restructuring or other special, non-recurring charges, foreign currency exchange rate fluctuations, delays in achieving anticipated cost savings or in fully implementing project management systems, changes in interest rates, increased inflation, the outcome of pending litigation related to the previously announced restated financial statements, the Company's ability to implement operational and financial systems to manage the Company's decentralized operations and other factors described in the Company's filings with the U.S. Securities and Exchange Commission. The Company may suffer delays in signing and consummating the financial recapitalization and there can be no assurance that the Company will be able to execute the financial recapitalization documents soon or consummate the financial recapitalization prior to July 2, 2002, which is when the Company's credit facility currently matures and the private placement purchasers and TIDES holders will be able to terminate their agreements, if at all. The inability of the Company to execute the financial recapitalization documents or consummate the financial recapitalization on a timely basis could also cause the Company's actual results, performance, liquidity, financial condition, prospects and opportunities to differ materially from those expressed in or implied by any forward-looking statements.


                             FINANCIAL TABLE FOLLOWS

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                                   APPENDIX 1
                     (dollar amounts in table in thousands)

                                                            As of March          Pro forma           Pro forma
                                                             24, 2002           adjustments        March 24, 2002
                                                            -----------         -----------        -------------
Current portion of long-term debt                           $    69,262         $   (16,347)(1)     $    52,915
Other long-term debt                                              6,648                  --               6,648
                                                            -----------         -----------         -----------
  Total debt                                                     75,910             (16,347)             59,563

Company-obligated, mandatorily
redeemable convertible preferred
securities of subsidiary DT Capital Trust
holding solely convertible junior
subordinated debentures of the
Company
                                                                 85,085             (50,085)(2)          35,000

Stockholder's equity                                             80,970              63,654(3)          144,624
                                                            -----------         -----------         -----------
  Total capitalization                                      $   241,965         $    (2,778)        $   239,187
                                                            ===========         ===========         ===========

Debt as % of Total
Capitalization                                                     66.5%                                   39.5%

Debt to Equity Ratio                                             1.99:1                                  0.65:1

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     (1)  Represents the net proceeds from the 7.0 million shares of common stock issued to current shareholders at $3.20 per share less estimated cash transaction costs from the recapitalization of approximately $4.1 million less the cash taxes to be paid on the cancellation of debt income discussed in (3) below.

     (2) Represents the negotiated exchange of outstanding amount and accrued interest on the TIDES for common stock discussed in (3) below.

     (3) Represents the additional $48.4 million in capital stock and paid in capital, net of allocated transaction costs, from the issuance of 7.0 million shares of common stock to current shareholders at $3.20 per share and the issuance of approximately 6.3 million shares of common stock to the holders of the TIDES in exchange for approximately $50.1 million of outstanding amount and accrued interest and the estimated cancellation of debt income of approximately $15.2 million, net of estimated taxes based on information currently available to us.


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